Exhibit (d)(37)

Schedule A

Funds and Portfolios Covered by the Amended and Restated Sub-Research Agreement

between

Fidelity International Investment Advisors (U.K.) Limited

(currently FIL Investment Advisors (U.K.) Ltd.)

and

Fidelity International Investment Advisors
(currenlty FIL Investment Advisors)

dated as of August 1, 2007

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Emerging Markets Equity Central Fund	Equity	09/17/08
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	High Income	11/18/04
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 1	High Income	09/16/04
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 2	High Income	03/20/08
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	11/15/07
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	High Income	07/21/05
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Fund	Equity	07/21/06
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund	Equity	07/21/06

Agreed and Accepted
as of September 28, 2009

Fidelity International Investment Advisors (U.K.) Limited (currently FIL Investment Advisors (U.K.) Ltd)	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity International Investment Advisors (currently FIL Investment Advisors)
By: /s/ Andrew Morris	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	By: /s/ Allan Pelvang
Name: Andrew Morris	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Name: Allan Pelvang
Title: Director	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Title: Director